Exhibit 99.1

U.S. Auto Parts Reports Third Quarter 2015 Results

- Comp Sales up 5% to $70.6 million with Adjusted EBITDA up 112% to $2.8 Million;
Management Issues 2016 Guidance -

CARSON, Calif. - November 2, 2015 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the third quarter ended October 3, 2015. All information and data below excludes AutoMD unless specifically noted.

Third Quarter 2015 Financial Highlights vs. Year-Ago Quarter

•	Net sales up 4% and comp sales (a non-GAAP measure defined below) up 5% to $70.6 million

•	Gross profit up 14% to $21.0 million with gross margin up 270 basis points to 29.7%

•	Adjusted EBITDA (a non-GAAP measure defined below) up 112% to $2.8 million

Third Quarter 2015 Operational Highlights vs. Year-Ago Quarter

•	Added 2,140 new private label SKUs

•	Conversion rate increased by 8 basis points to 1.75%

•	Online orders increased 2.9%

•	Private label comparable net sales increased by 21%

Management Commentary
“Our third quarter was highlighted by the continued strength in our private label business, which realized double-digit year-over-year growth for the 7th consecutive quarter,” said Shane Evangelist, CEO of U.S. Auto Parts. “The higher revenue mix of private label sales, coupled with enhanced pricing initiatives drove a triple-digit increase in adjusted EBITDA to $2.8 million, and the first time we have had positive net income in Q3 since 2009.”

Exhibit 99.1

Third Quarter 2015 Financial Results
Net sales in the third quarter of 2015 increased 4% to $70.6 million compared to $67.9 million in the same period of last year. The increase was largely driven by a 10% increase in online marketplace sales to $15.8 million, as well as a 2% increase in e-commerce sales to $47.5 million.

Comparable net sales in the third quarter of 2015 increased 5% versus the same period of 2014 after adjusting for the closure of the company’s west coast wholesale operations.

Gross profit in the third quarter of 2015 increased 14% to $21.0 million compared to $18.3 million in the year-ago quarter. As a percentage of net sales, gross profit increased 270 basis points to 29.7% compared to 27.0%. The increase in gross profit margin was primarily driven by a higher mix of private label sales, which were 61% of net sales compared to 53% in the year-ago quarter. The increase was also driven by strategic pricing initiatives and freight efficiencies.

Total operating expenses in the third quarter increased to $20.4 million compared to $20.0 million in the same period of 2014. As a percentage of net sales, operating expenses decreased 60 basis points to 28.9% compared to 29.5%. The decrease was the result of lower fulfillment costs, as well as higher fulfillment costs in the year-ago quarter due to the Carson, California distribution center closure.

Adjusted EBITDA in the third quarter of 2015 increased 112% to $2.8 million compared to $1.3 million in the year-ago quarter. As a percentage of net sales, adjusted EBITDA increased 200 basis points to 4.0% compared to 2.0%. The significant increase was driven by the aforementioned improvements in gross margin and operating expenses.

Net income in the third quarter was $0.4 million, compared to a net loss of $2.0 million in the same period of 2014.

At October 3, 2015, consolidated company cash and cash equivalents totaled $5.7 million compared to $7.7 million at January 3, 2015. Total debt decreased to $8.3 million from $11.0 million at January 3, 2015.

Key Operating Metrics

	Q3 2015	Q3 2014	Q2 2015
Conversion Rate [1]	1.75%	1.67%	1.79%
Customer Acquisition Cost [1]	$7.65	$7.14	$7.91
Marketing Spend (% Online Sales) [1]	7.8%	7.2%	7.3%
Unique Visitors (millions) [1]	29.3	29.4	29.2
Number of Orders - E-commerce only (thousands)	511	491	523
Number of Orders - Online Marketplace (thousands)	244	243	276
Total Number of Internet Orders (thousands)	755	734	799
Revenue Capture (% Sales) [2]	85.3%	83.9%	85.7%
Average Order Value - E-commerce only	$109	$113	$112
Average Order Value - Online Marketplace	$70	$65	$71
Average Order Value - Total Internet Orders	$96	$97	$98

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

2015 & 2016 Outlook
U.S. Auto Parts reaffirms its previously disclosed 2015 revenue outlook, expecting sales to increase by single digits on a percentage basis compared to 2014. The company also expects 2015 Adjusted EBITDA to range between $9-10 million, up from $8.1 million in 2014.

For 2016, U.S. Auto Parts expects revenues to be up low to mid-single digits on a percentage basis compared to 2015, and adjusted EBITDA to range between $11.5-14.0 million, or up 25%-50%. The company also expects private label sales to continue increasing by double-digits year-over-year.

We expect a similar rate of growth in our Adjusted EBITDA margins in 2017 over 2016 that we are experiencing this year over 2014.

Conference Call
U.S. Auto Parts will conduct a conference call today at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss its financial results for the third quarter ended October 3, 2015.

The company’s CEO Shane Evangelist and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Monday, November 2, 2015
Time: 9:00 a.m. Eastern time (6:00 a.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through November 17, 2015.

Toll-free replay number: 877-870-5176
International replay number: 858-384-5517
Replay ID: 13621548

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures
Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” and "Comparable net sales" which are non-GAAP financial measures. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs. Comparable net sales consists of overall net sales excluding the West Coast Wholesale operations from last year's sales number, due to its closure as part of the consolidation and elimination of our Carson, California, Distribution Center. Wholesale sales are included in the Company's offline sales. Management defines comparable net sales as a comparison of the Company's net sales in the current period to those in prior periods with the same operating facilities.
The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans. Management uses comparable net sales as a means of comparing the Company's net sales in the current period to those in prior periods with the same operating facilities.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Comparable net sales was calculated by excluding $0.81 million and $3.89 million in sales related to the West Coast Wholesale operations from the thirteen and thirty-nine weeks ended September 27, 2014, respectively.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.
Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized segment information for our continuing operations from the two reportable segments for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	October 3, 2015			September 27, 2014
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	$70.57	$0.08	$70.65	$67.89	$0.08	$67.97
Gross profit	$20.97	$0.08	$21.04	$18.33	$0.08	$18.41
	29.7%	100.0%	29.8%	27.0%	100.0%	27.1%
Operating expenses	$20.37	$0.90	$21.26	$20.02	$0.61	$20.63
	28.9%	—%	30.1%	29.5%	—%	30.4%
Loss from operations	$0.60	$(0.82)	$(0.22)	$(1.68)	$(0.53)	$(2.22)
	0.9%	—%	(0.3)%	(2.5)%	—%	(3.3)%
Net income (loss)	$0.35	$(0.64)	$(0.29)	$(1.96)	$(0.53)	$(2.49)
	0.5%	—%	(0.4)%	(2.9)%	—%	(3.7)%
Adjusted EBITDA	$2.84	$(0.46)	$2.38	$1.34	$(0.12)	$1.22
	4.0%	—%	3.4%	2.0%	—%	1.8%

	Thirty-Nine Weeks Ended
	October 3, 2015			September 27, 2014
	Base USAP	AMD	Consol	Base USAP	AMD	Consol
Net sales	223.31	0.19	223.50	212.72	0.22	212.94
Gross profit	63.20	0.19	63.39	59.31	0.22	59.54
	28.3%	100.0%	28.4%	27.9%	100.0%	28.0%
Operating expenses	62.32	2.41	64.74	61.40	1.80	63.20
	27.9%	—%	29.0%	28.9%	—%	29.7%
Income (loss) from operations	0.88	(2.22)	(1.35)	(2.08)	(1.58)	(3.66)
	0.4%	—%	(0.6)%	(1.0)%	—%	(1.7)%
Net loss	(0.07)	(1.56)	(1.63)	(2.90)	(1.58)	(4.47)
	—%	—%	(0.7)%	(1.4)%	—%	(2.1)%
Adjusted EBITDA	7.43	(1.07)	6.37	7.01	(0.29)	6.72
	3.3%	—%	2.9%	3.3%	—%	3.2%

Exhibit 99.1

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	October 3, 2015			September 27, 2014
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net income (loss)	$353	$(641)	$(288)	$(1,960)	$(534)	$(2,494)
Depreciation & amortization	1,539	323	1,862	1,803	410	2,213
Amortization of intangible assets	107	8	115	106	—	106
Interest expense, net	273	—	273	283	—	283
Taxes	(22)	(181)	(203)	15	—	15
EBITDA	$2,250	$(491)	$1,759	$247	$(124)	$123
Stock comp expense	$587	$33	$620	$682	$4	$686
Restructuring costs	—	—	—	410	—	410
Adjusted EBITDA	$2,837	$(458)	$2,379	$1,339	$(120)	$1,219

	Thirty-Nine Weeks Ended
	October 3, 2015			September 27, 2014
	Base USAP	AMD	Consolidated	Base USAP	AMD	Consolidated

Net loss	$(71)	$(1,555)	$(1,626)	$(2,897)	$(1,576)	$(4,473)
Depreciation & amortization	4,571	1,047	5,618	5,554	1,279	6,833
Amortization of intangible assets	321	24	345	316	—	316
Interest expense, net	908	—	908	774	—	774
Taxes	67	(669)	(602)	68	—	68
EBITDA	$5,796	$(1,153)	$4,643	$3,815	$(297)	$3,518
Stock comp expense	$1,638	$88	$1,726	$1,682	$9	$1,691
Inventory write-down related to Carson closure	—	—	—	478	—	478
Restructuring costs	—	—	—	1,035	—	1,035
Adjusted EBITDA	$7,434	$(1,065)	$6,369	$7,010	$(288)	$6,722

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales	$70,648	$67,965	$223,498	$212,940
Cost of sales (1)	49,606	49,551	160,110	153,405
Gross profit	21,042	18,414	63,388	59,535
Operating expenses:
Marketing	10,684	10,278	32,684	31,356
General and administrative	4,292	3,762	12,957	12,532
Fulfillment	4,881	5,256	14,919	15,351
Technology	1,292	1,228	3,830	3,640
Amortization of intangible assets	115	106	345	316
Total operating expenses	21,264	20,630	64,735	63,195
Loss from operations	(222)	(2,216)	(1,347)	(3,660)
Other income (expense):
Other income, net	8	24	41	39
Interest expense	(277)	(287)	(922)	(784)
Total other expense, net	(269)	(263)	(881)	(745)
Loss before income taxes	(491)	(2,479)	(2,228)	(4,405)
Income tax (benefit) provision	(203)	15	(602)	68
Net loss including noncontrolling interests	(288)	(2,494)	(1,626)	(4,473)
Net loss attributable to noncontrolling interests	(296)	—	(799)	—
Net income (loss) attributable to U.S. Auto Parts	8	(2,494)	(827)	(4,473)
Other comprehensive loss attributable to U.S. Auto Parts, net of tax:
Foreign currency translation adjustments	(28)	23	(50)	19
Net unrecognized losses on derivative instruments	—	(48)	—	(70)
Total other comprehensive loss attributable to U.S. Auto Parts	(28)	(25)	(50)	(51)
Comprehensive loss attributable to U.S. Auto Parts	$(20)	$(2,519)	$(877)	$(4,524)
Basic and diluted net loss per share	$0.00	$(0.08)	$(0.03)	$(0.14)
Shares used in the computation of basic and diluted earnings per share	34,018	33,532	33,900	33,459

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	October 3, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,676	$7,653
Short-term investments	63	62
Accounts receivable, net of allowances of $7 and $41 at October 3, 2015 and January 3, 2015, respectively	3,543	3,804
Inventory	46,185	48,362
Other current assets	3,338	2,669
Total current assets	58,805	62,550
Property and equipment, net	18,514	16,966
Intangible assets, net	1,387	1,707
Other non-current assets	1,555	1,684
Total assets	$80,261	$82,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,802	$25,362
Accrued expenses	7,471	7,747
Revolving loan payable	8,291	11,022
Current portion of capital leases payable	551	269
Other current liabilities	4,161	3,505
Total current liabilities	45,276	47,905
Capital leases payable, net of current portion	10,278	9,270
Deferred income taxes	939	1,618
Other non-current liabilities	1,659	1,891
Total liabilities	58,152	60,684
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at October 3, 2015 and January 3, 2015	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,067 and 33,624 shares issued and outstanding at October 3, 2015 and January 3, 2015	34	33
Additional paid-in capital	176,060	174,369
Accumulated other comprehensive income	360	360
Accumulated deficit	(156,496)	(155,489)
Total stockholders’ equity	19,962	19,277
Noncontrolling interest	2,147	2,946
Total equity	22,109	22,223
Total liabilities and stockholders’ equity	$80,261	$82,907

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	October 3, 2015	September 27, 2014
Operating activities
Net loss including noncontrolling interests	$(1,626)	$(4,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	5,618	6,833
Amortization of intangible assets	345	316
Deferred income taxes	(674)	60
Share-based compensation expense	1,726	1,691
Stock awards issued for non-employee director service	2	—
Amortization of deferred financing costs	61	61
Gain from disposition of assets	(13)	(21)
Changes in operating assets and liabilities:
Accounts receivable	261	1,071
Inventory	2,177	(7,830)
Other current assets	(706)	106
Other non-current assets	93	(9)
Accounts payable and accrued expenses	(460)	2,869
Other current liabilities	649	227
Other non-current liabilities	(105)	(191)
Net cash provided by operating activities	7,348	710
Investing activities
Additions to property and equipment	(5,800)	(4,292)
Proceeds from sale of property and equipment	13	27
Cash paid for intangible assets	(25)	(100)
Purchases of marketable securities and investments	—	(746)
Proceeds from the sale of marketable securities and investments	—	745
Net cash used in investing activities	(5,812)	(4,366)
Financing activities
Borrowings from revolving loan payable	8,970	14,233
Payments made on revolving loan payable	(11,700)	(10,138)
Proceeds from stock options	102	265
Payments on capital leases	(297)	(170)
Statutory tax withholding payment for share-based compensation	(438)	—
Payment of liabilities related to financing activities	(100)	(100)
Net cash (used in) provided by financing activities	(3,463)	4,090
Effect of exchange rate changes on cash	(50)	3
Net change in cash and cash equivalents	(1,977)	437
Cash and cash equivalents, beginning of period	7,653	818
Cash and cash equivalents, end of period	$5,676	$1,255
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$902	$801
Property acquired under capital lease	$1,588	$—
Unrealized (loss) gain on investments	(2)	70
Supplemental disclosure of cash flow information:
Cash (paid) received during the period for income taxes	$(84)	$34
Cash paid during the period for interest	886	744